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                                                                     EXHIBIT 1.2

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated January 29, 2001 by and between The Meridian Resource Corporation, a Texas corporation (the "Company"), and Shell Louisiana Onshore Properties Inc., a Delaware corporation ("Security Holder").

                                   WITNESSETH:

         WHEREAS, the Company and Security Holder have entered into an Option and Standstill Agreement dated July 17, 2000 (the "Option Agreement"), which provides, among other things, for the execution of this Agreement;

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Option Agreement the parties hereto agree as follows:

         Section 1. Definitions. The terms defined in this Section 1, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified. Terms not defined in this Agreement, and defined in the Option Agreement have the meanings assigned them in the Option Agreement.

         "Agreement" shall mean this Registration Rights Agreement.

         "Commission" shall mean the United States Securities and Exchange Commission.

         "Common Stock" shall mean the Company's authorized Common Stock, par value $0.01 per share.

         "Company" shall mean The Meridian Resource Corporation, a Texas corporation, and any successor corporation by merger, consolidation or otherwise and any parent corporation resulting from the merger or consolidation of the Company with or into a subsidiary of another corporation.

         "Eligible Stock" means the 7,082,030 shares of Common Stock issued in the name of Security Holder, representing all equity shares of the Company beneficially owned by Security Holder after giving effect to the transactions contemplated by the Option Agreement.

         "E&P Company" shall mean a Person that, directly or indirectly, has as one of its material businesses the exploration, development or production of crude oil or natural gas.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Permitted Transferee" shall mean any Person to which Security Holder transfers all, but not a portion, of the Registrable Securities.


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         "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

         "Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act.

         "Registrable Securities" shall mean the Eligible Stock and any shares of Common Stock issued or issuable in respect of such shares by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Company. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) disposition of them shall not require registration or qualification of them under the Securities Act or any similar law then in force or compliance with any rule or regulation under the Securities Act or similar law, other than compliance with any holding period required by such rule or regulation, (d) they shall have been otherwise transferred to any Person other than a Permitted Transferee or (e) they shall have ceased to be outstanding.

         "Registration" shall mean the registration under the Securities Act of Registrable Securities pursuant to either Section 2.A hereof or 2.B hereof.

         "Registration Statement" shall mean a registration statement filed under the Securities Act or a similar document filed pursuant to any other statute then in effect corresponding to the Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Security Holder" shall mean Shell Louisiana Onshore Properties Inc., a Delaware corporation, its permitted assigns, or any affiliate thereof holding Common Stock or any successor corporation to any of the foregoing by merger or consolidation or otherwise.

         Section 2. Registration Rights.

                 A. Demand Registrations. Subject to the provisions of Section 5 in the event of assignment of this Agreement, if the Company shall receive a written request from Security Holder requesting that the Company file a Registration Statement relating to Registrable Securities, the Company will as promptly as practicable prepare and file a Registration Statement and use reasonable best efforts to cause the Registration Statement to become effective; subject, however, to the following provisions:

                           (1) the Company shall be required to file no more than an aggregate of two Registration Statements on behalf of Security Holder (or Permitted Transferee in the event of an assignment of this Agreement) pursuant to this Subsection A;


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                           (2) the Company shall not be obligated (i) to file a
         requested Registration in the event that the aggregate number of Registrable Securities to be included in such requested Registration is less than 500,000 shares of the issued and outstanding Common Stock; or
         (ii) to prepare or file such Registration Statement or an amendment or supplement thereto, and may suspend sales, at any time when the Company reasonably determines (by action of the Company's Board of Directors or an officer duly authorized by the Board of Directors to make such decision) that the filing thereof at the time requested, or the offering of Registrable Securities pursuant thereto, would materially and adversely affect a pending or proposed offering of securities of the Company, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to the Company or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of the Company; provided, however, that such period of sale or distribution shall resume after any such suspension for a number of days necessary to keep such Registration effective for permitted sales thereunder for a term of 90 days. The filing of a Registration Statement, or any amendment or supplement thereto, by the Company may not be deferred, and the sale and distribution of shares may not be suspended, in each case pursuant to the foregoing provisions, for more than 60 days after the abandonment or consummation (or the completion of the distribution of securities in the case of a public offering) of any of the proposals or transactions described therein or, in any event, for more than 120 days during any one year;

                           (3) a Registration Statement filed pursuant to a request of Security Holder shall first include all Registrable Securities requested to be included by Security Holder and, only after such inclusion, may, include securities of the Company being sold for the account of the Company; provided, however, that securities to be offered on behalf of the Company will be included in such Registration Statement only to the extent that, in the reasonable opinion of the managing underwriter for the Public Offering of Registrable Securities on behalf of Security Holder, such inclusion will not materially adversely affect the distribution of Registrable Securities on behalf of Security Holder;

                           (4) the selection of an underwriter for a Public Offering of Registrable Securities by Security Holder shall be subject to the approval of the Company, which shall not be unreasonably withheld;

                           (5) for purposes of paragraph (1) of this Subsection A, if a requested Registration Statement is filed and the Company otherwise complies with its obligations hereunder, but the Registration Statement is withdrawn by Security Holder due to a delay in the offering requested by the Company for a period of more than 15 business days pursuant to paragraph (2) of this Subsection A, then no requested Registration Statement shall be deemed to have been filed; and

                           (6) no Other Holder (as defined below) shall be entitled to include securities or piggyback in any Registration demanded by Security Holder.

                  B. Incidental/"Piggy-back" Registrations. If the Company at any time proposes to file a Registration Statement (other than a Registration Statement filed pursuant to


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Subsection A of this Section 2) under the Securities Act relating to a Public
Offering of Common Stock to be sold for cash that would permit the registration of Registrable Securities, it will give Security Holder as much advance notice, in writing, as is reasonably practicable under the circumstances, but in any event not less than five days, before the filing with the Commission of such Registration Statement, which notice shall set forth the securities proposed to be registered. The notice shall offer to include in such filing such amount of Registrable Securities as Security Holder may request. If Security Holder wishes to have Registrable Securities registered for sale in the Public Offering pursuant to this Subsection B, it shall advise the Company in writing within 20 days after the date of receipt of such offer from the Company (or such shorter period, but in any event not less than five days, as the Company shall specify in its notice to Security Holder), setting forth the amount of Registrable Securities for which registration is requested. If the managing underwriter of the proposed Public Offering of Common Stock by the Company shall advise the Company in writing that, in the reasonable opinion of the managing underwriter, the distribution of the Registrable Securities requested by Security Holder to be included in the Registration Statement concurrently with securities being registered for sale by the Company would materially adversely affect the distribution of such securities by the Company and Security Holder, then the Company shall so advise Security Holder and the number of securities that are entitled to be included in the registration and underwriting shall be allocated as follows: (i) in the event a Registration Statement is being filed in connection with the exercise of registration rights by a security holder other than Security Holder (an "Other Holder"), all of any Other Holder's shares of Common Stock shall be included in the registration and the remaining number of securities that are entitled to be included in the registration shall be allocated (A) 80% to the Company and any other shareholders (not including the Other Holder or Security Holder) whose shares are to be included in such Registration Statement and (B) 20% to Security Holder, and (ii) in the event the registration is not being filed in connection with the exercise of registration rights of any Other Holder (A) 80% to the Company and any other shareholders (not including Security Holder) whose shares are to be included in such Registration Statement and (B) 20% to Security Holder. If any Person does not agree to the terms of any such underwriting, such Person shall be excluded therefrom by written notice from the Company or the underwriter.

                           Nothing contained in this Subsection B shall,
however, limit the Company's right to cancel, postpone or withdraw any such registration proposed by the Company for any reason.

                           Any obligation of the Company to effect a
Registration pursuant to this Subsection B shall be conditioned upon Security Holder entering into an underwriting agreement with the Company and the managing underwriters of the registered offering of the type described in paragraph (10) of Subsection C of this Section 2.

                  C. Registration Procedures. If the Company is required by the provisions of Subsection A or Subsection B of this Section 2 to effect the Registration of any of the Registrable Securities under the Securities Act, the Company will, as soon as is reasonably practicable:

                           (1) Prepare and file with the Commission a Registration Statement with respect to such securities and use its reasonable best efforts to cause such Registration Statement to become and, subject to paragraph (2) of this Subsection C, remain effective.


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                           (2) Keep such Registration effective, and the
         prospectus used in connection therewith current, for a period of 90 days or until Security Holder has completed the distribution described in the Registration Statement relating thereto, whichever first occurs (the "Selling Period"); provided, however, that (a) the Selling Period shall be extended for a period of time equal to any period that Security Holder refrains from selling any securities included in such registration pursuant to a suspension under paragraph (2) of Subsection A of this Section 2.

                           (3) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and such prospectus current in compliance with Section 10 of the Securities Act, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Common Stock covered by such Registration Statement; provided, however, that the Company shall have no obligation under this paragraph (3) after the period required by paragraph (2) of this Subsection C has lapsed.

                           (4) Furnish to Security Holder such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus, summary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents, as Security Holder may reasonably require in order to facilitate the public offering, sale or other disposition of the Registrable Securities owned by Security Holder.

                           (5) Use reasonable best efforts to register or qualify the Common Stock covered by such Registration Statement under such other securities or blue sky laws of jurisdictions in the United States of America as Security Holder shall reasonably request (excluding however any jurisdiction in which the filing would subject the Company to additional tax liability, and any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration or qualification, which consent would not be required but for this paragraph (5)), and do such other acts and things as may be required to enable Security Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities owned by Security Holder.

                           (6) Otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act.

                           (7) Immediately notify Security Holder at any time when a prospectus is required to be delivered under the Securities Act within the Selling Period referred to in paragraph (2) of this Subsection C, of the Company becoming aware that the prospectus included in the Registration Statement, or as such prospectus may be amended or supplemented, includes an untrue statement of a material fact or omits to state any


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         material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing, and at the request of Security Holder to promptly prepare and furnish to Security Holder a number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing. In the event the Company shall give any such notice, Security Holder shall immediately suspend use of the prospectus and the Selling Period shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when Security Holder shall have received the copies of such supplemented or amended prospectus.

                           (8) In the event that the Company suspends use by Security Holder of a prospectus relating to an offering of Registrable Securities pursuant to a suspension under paragraph (2) of Subsection A of this Section 2, because the Company is conducting negotiations for a material business combination or due to pending material developments or events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver notice in writing to the effect of the foregoing and, upon receipt of such notice, Security Holder shall not use the prospectus, and the Selling Period shall cease to run or will not commence, until Security Holder has received copies of the supplemented or amended prospectus provided for in paragraph (3) of this Subsection C, or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The Company will use reasonable best efforts to ensure that the use of the prospectus may be resumed, and the Selling Period will commence, as promptly as is practicable and, in any event, promptly after the earlier of (x) public disclosure of such material business combination or pending material development or event sufficient to permit an affiliate of the Company to sell Common Stock or (y) in the judgment of the Company, public disclosure of such material business combination or material development or event would not be prejudicial to the Company.

                           (9) Use its reasonable best efforts to list such Registrable Securities on the primary securities exchange or other trading market on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or other trading market, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

                           (10) Enter into such agreements (including an underwriting agreement in customary form and containing customary provisions relating to legal opinions and accountants' letters and customary representations and warranties and customary provisions for mutual indemnification and contribution between the Company and the underwriters for Security Holder) and take such other actions as Security Holder may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.


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                           (11) Make available for inspection by Security
         Holder, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by Security Holder or any such underwriter, all customary financial and other records, customary corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all customary information requested by Security Holder, such underwriter, attorney, accountant or agent, as is reasonably needed in connection with such Registration Statement; provided such parties execute confidentiality agreements reasonably acceptable to the Company.

                                    Underwriting discounts and commissions
attributable to securities offered on behalf of Security Holder plus the fees and expenses of separate counsel for Security Holder incurred in connection with effecting a Registration pursuant to this Section 2 shall be borne by Security Holder. All other expenses incurred in connection with the Registration Statement shall be borne by the Company.

                                    It shall be a condition precedent to the
obligation of the Company to take any action pursuant to this Section 2 in respect of the Registrable Securities that are to be registered at the request of Security Holder that Security Holder shall furnish to the Company such information regarding the securities held by it and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

                  D. Indemnification.

                           (1) In the event of any Registration of any Registrable Securities under the Securities Act pursuant to this
         Section 2, the Company agrees to indemnify and hold harmless Security Holder, its directors, officers and employees, and each other Person, if any, who controls Security Holder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Security Holder or any such director, officer, employee or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the Securities Act at the request of Security Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Security Holder or such director, officer, employee or controlling Person for reasonable legal or any other expenses reasonably incurred by Security Holder or such director, officer, employee or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by Security Holder in writing for use therein; and provided, further, that the Company shall


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         not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus if such untrue statement or alleged untrue statement or omission or alleged omission has been the subject of a notice given to Security Holder pursuant to paragraph (7) of Subsection C of this
         Section 2 if Security Holder after receipt of such notice and prior to the receipt of a corrected prospectus sold a Registrable Security to the Person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security that is the subject thereof from Security Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Security Holder or such director, officer, employee or participating Person or controlling Person, and shall survive the transfer of such securities by Security Holder.

                           (2) Security Holder agrees to indemnify and hold harmless the Company, its directors, officers and employees and each other Person, if any, who controls the Company within the meaning of
         Section 15 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, employee or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the Securities Act at the request of Security Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such alleged untrue statement or alleged omission was made in such Registration Statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company in writing by Security Holder for use therein, and shall reimburse the Company or such director, officer, employee or controlling Person for any reasonable legal or any other expenses reasonably incurred by the Company or such director, officer, employee or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action.

                           (3) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Subsection D, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligation under this Subsection D to the extent the indemnifying party is not materially prejudiced by such failure. In case any such action is brought against an indemnified party, the indemnified party shall permit the indemnifying party to assume the defense of such action or proceeding, provided that counsel for the indemnifying party, who shall conduct the defense of such action or proceeding, shall be approved by the indemnified party (whose approval shall not be unreasonably withheld) and the indemnified party may participate in such defense at such indemnified party's expense


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         unless in the opinion of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim that would prevent the indemnifying party's counsel from adequately representing both parties, in which event the indemnifying party shall pay the reasonable fees and expense of separate counsel for the indemnified party. No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

                           (4) Indemnification similar to that specified in the preceding paragraphs of this Subsection D shall be given by the Company and Security Holder (with such modifications as shall be appropriate) with respect to liability related to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

                           (5) If the indemnification provided for in this Subsection D is unavailable or insufficient to hold harmless an indemnified party under paragraphs (1) or (2) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraphs (1) or (2) above, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Security Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equity considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Security Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and Security Holder agree that it would not be just and equitable if contributions pursuant to this paragraph (5) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this paragraph (5). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (5) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in paragraph (3) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) that is the subject of this paragraph (5). Notwithstanding the provisions of this paragraph (5), in respect of any loss, claim, damage or liability based upon any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact that relates to information other than information supplied by Security Holder, Security Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities offered by it and distributed to the public were offered to the public exceeds the amount of any damages that Security Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this paragraph (5) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this paragraph (5), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in paragraph (3) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party under this paragraph (5) to the extent such omission is not prejudicial.

                  E. Public Availability of Information. The Company shall comply with all public information reporting requirements of the Commission, to the extent required from time to time to enable Security Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of Security Holder, the Company will deliver to Security Holder a written statement as to whether it has complied with such requirements.

                  F. Supplying Information. The Company shall cooperate with Security Holder in supplying such information as may be necessary for Security Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

                  G. Specific Performance. Each party hereto acknowledges and agrees that each other party hereto would be irreparably harmed and would have no adequate remedy of law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that, in addition to any other remedies by law or in equity that may be available, the parties hereto shall be entitled to obtain temporary and permanent injunctive relief with respect to any breach or threatened breach of, or otherwise obtain specific performance of the covenants and other agreements contained in this Agreement.

         Section 3. Representations and Warranties of the Company. The Company represents and warrants to Security Holder that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of Security Holder, is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

         Section 4. Representations and Warranties of Security Holder. Security Holder represents and warrants to the Company that (a) Security Holder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Security Holder and the consummation by Security Holder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Security Holder and no other corporate proceedings on the part of Security Holder are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by Security Holder and constitutes a valid and binding obligation of Security Holder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against Security Holder in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

         Section 5. Assignment. As provided in the next sentence, this Agreement may be assigned by Security Holder, in whole but not in part, in connection with any transfer of all, but not a portion, of the Registrable Securities to a Permitted Transferee except for transfers (i) in a Public Offering or (ii) pursuant to Rule 144 or Rule 145 under the Securities Act. In order for such transferee to be entitled to the benefits of this Agreement and thereby become "Security Holder," such transferee must agree to be bound by this Agreement by executing a counterpart of this Agreement. In the event of an assignment of this Agreement pursuant to this Section 5, notices and requests to and from the Company pursuant to this Agreement shall continue to be made only to and from Security Holder until such time as Security Holder shall otherwise advise the Company in writing from time to time that a transferee-Security Holder will give and receive notices and requests.

                           In the event that any such transferee-Security Holder
is an E&P Company, then any underwriter for such E&P Company shall have customary access to perform its due diligence obligations with respect to any Registration Statement subject to confidentiality obligations that prohibit the sharing or disclosure of information with such E&P Company, and no such E&P Company shall, by virtue of this Agreement, have access to non-public information of the Company.

                           No transfer or assignment of this Agreement shall
increase the number of Registrations that the Company is obligated to make under this Agreement.

         Section 6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or transmitted by telex, telegram or facsimile transmission or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Security Holder, to:

                           Shell Louisiana Onshore Properties Inc.
                           P.O. Box 7986
                           Newark, Delaware 19714
                           Attention: Corporate Secretary

                           with a copy to:

                           Shell Oil Company
                           P.O. Box 2463
                           Houston, Texas 77252
                           Attention: Duane C. King
                           Fax: 713-241-5362

                  (b)      if to the Company, to:

                           The Meridian Resource Corporation
                           1401 Enclave Parkway, Suite 300
                           Houston, Texas 77077
                           Attention: Joseph A. Reeves, Jr., Chairman and
                                      Chief Executive Officer
                           Fax: (281) 558-5595

                           with a copy to:

                           Fouts & Moore, L.L.P.
                           1300 Post Oak Boulevard, 20th Floor
                           Houston, Texas 77056
                           Attention: Gary A. Messersmith
                           Fax: (713) 986-7299

                           and a copy to:

                           Fulbright & Jaworski L.L.P.
                           1301 McKinney Street, Suite 5100
                           Houston, Texas 77010
                           Attention: Charles L. Strauss
                           Fax: (713) 651-5246

         Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         Section 8. Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute a single agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their officers thereunto duly authorized.

                                   THE MERIDIAN RESOURCE CORPORATION



                                            /s/ Joseph A. Reeves Jr.
                                   -----------------------------------------
                                             Joseph A. Reeves, Jr.
                                             Chairman of the Board
                                          and Chief Executive Officer


                                   SHELL LOUISIANA ONSHORE PROPERTIES INC.



                                   By:           /s/ R. V. Deere
                                      --------------------------------------
                                   Name:           R. V. Deere
                                         -------------------------------
                                   Title:           Treasurer
                                          -----------------------------